Exhibit 10.2

EQUITY AWARD AGREEMENT

THIS AGREEMENT (this “Agreement”) is made by and between Hampshire Group, Limited (the “Company”), and Heath L. Golden (the “Grantee”), as of August 25, 2011 (the “Grant Date”).

RECITALS

WHEREAS, the Company desires to grant to the Grantee the equity award described herein (the “Award”); and

WHEREAS, the Award shall consist of a grant of restricted shares of the Company’s common stock, par value $0.10 per share (the “Stock”) in accordance with the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Grantee has accepted the grant of the Award and hereby agrees to the terms and conditions hereinafter stated.

NOW, THEREFORE, in consideration of the foregoing recitals and of the promises and conditions herein contained, it is agreed as follows:

ARTICLE I

GRANT OF RESTRICTED STOCK

Section 1.1 - Grant of Restricted Stock.

The Company hereby grants the grantee 150,000 restricted shares of Stock (the “Restricted Stock”) as of the Grant Date.

Section 1.2 - Vesting.

Generally, provided that the Grantee has not undergone a termination of employment with the Company (a “Termination”) prior to the applicable vesting date:

(a)           one-third (1/3) of the shares of Restricted Stock shall vest on the Grant Date;

(b)           one-third (1/3) of the shares of Restricted Stock shall vest on the first (1st) anniversary of the Grant Date; and

(c)           one-third (1/3) of the shares of Restricted Stock shall vest on the second (2nd) anniversary of the Grant Date.

Notwithstanding the foregoing, in the event of a Change in Control (as defined in the Company’s 2009 Stock Incentive Plan (the “2009 Plan”)), one hundred percent (100%) of the Grantee’s unvested shares of Restricted Stock shall become fully vested as of the date of the Change in Control.

Section 1.3 - Treatment of Restricted Stock Upon Termination.

Upon the Grantee’s Termination for any reason, (i) vesting of the shares of Restricted Stock shall cease as of the date of Termination and (ii) any unvested shares of Restricted Stock awarded herein shall immediately be forfeited to the Company.  Neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such then-unvested shares of Restricted Stock.

ARTICLE II

ADJUSTMENTS FOR RECAPITALIZATION, MERGER, ETC.

Section 2.1 - Capitalization Adjustments.

The number of shares of Stock covered by this Award shall be equitably and proportionally adjusted or substituted, as determined by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”), as to the number, price, or kind of a share of Stock or other consideration subject to the Award (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Grant Date (including any Corporate Event, as defined below); (ii) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (iii) in the event of any change in applicable laws that results in or could result in, in either case, as determined by the Compensation Committee in its sole discretion, any substantial dilution or enlargement of the rights granted to, or available for, the Grantee.

Section 2.2 - Corporate Events.

Notwithstanding the foregoing, in connection with (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Compensation Committee may, in its discretion, provide for any one or more of the following:

(a)           that the Award be assumed or substituted in connection with such Corporate Event, in which case, the Award shall be subject to the adjustment set forth in Section 2.1 above;

(b)           that the vesting of the Award shall be accelerated, subject to the consummation of such Corporate Event;

(c)           that any vested and/or unvested portion of the Award be cancelled as of the consummation of such Corporate Event, and that the Grantee will receive a payment for any vested portion of such Award (including any portion of the Award that would vest upon the Corporate Event but for such cancellation) so cancelled based on the amount of the per-share consideration being paid for the Stock in connection with such Corporate Event; and

(d)           that the Award be replaced with a cash incentive program that preserves the value of the portion of the Award so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the portion of the Award so replaced, and payment to be made within thirty (30) days of the applicable vesting date.

Payments made pursuant to clause (c) above shall be made in cash or, in the sole discretion of the Compensation Committee, in the form of such other consideration necessary for the Grantee to receive property, cash, or securities (or any combination thereof) as the Grantee would have been entitled to receive upon the occurrence of the transaction if the Grantee had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time.  In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under Section 2.2, the Compensation Committee may require the Grantee to (i) represent and warrant as to the unencumbered title to his Award; (ii) bear his pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock; and (iii) deliver customary transfer documentation as reasonably determined by the Compensation Committee.

Section 2.3 - Fractional Shares.

Any adjustment provided under this Article II may provide for the elimination of any fractional share that might otherwise become subject to the Award.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Grantee hereby represents and warrants to the Company that:

(a)           The Grantee understands that the Stock has not been registered under the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder (the “Securities Act”), nor qualified under any state securities laws, and that it is being offered and sold pursuant to an exemption from such registration and qualification based in part upon the Grantee’s representations contained herein; the Stock is being issued to Grantee hereunder in reliance upon the exemption from such registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering, and in connection therewith, the Grantee acknowledges the Grantee’s status as an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act;

(b)           The Grantee is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act and has such knowledge and experience in financial and business matters that the Grantee is capable of evaluating the merits and risks of the investment contemplated by this Agreement; and the Grantee is able to bear the economic risk of this investment in the Company (including a complete loss of this investment);

(c)           Except as specifically provided herein, the Grantee has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge all or any portion of his Stock, and has no current plans to enter into any such contract, undertaking, understanding, agreement or arrangement;

(d)           The Grantee has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation as to the Company’s sale to such Grantee of his Stock;

(e)           The Grantee is familiar with the business and operations of the Company and has been afforded full and complete access to the books, financial statements, records, contracts, documents and other information concerning the Company and its proposed activities, and has been afforded an opportunity to ask such questions of the Company’s agents, accountants and other representatives concerning the Company's proposed business, operations, financial condition, assets, liabilities and other relevant matters as he has deemed necessary or desirable, and has been given all such information as has been requested, in order to evaluate the merits and risks of the investment contemplated herein;

(f)           The Grantee has been informed that the shares of Stock are restricted securities under the Securities Act and may not be resold or transferred unless the shares of Stock are first registered under the Federal securities laws or unless an exemption from such registration is available; and

(g)           The Grantee is prepared to hold the shares of Stock for an indefinite period and that the Grantee is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the shares of Stock from the registration requirements of the Securities Act.

ARTICLE IV

MISCELLANEOUS

Section 4.1 - Rights and Privileges as a Stockholder.

The Grantee shall generally have the rights and privileges of a stockholder as to Restricted Stock, including the right to vote such Restricted Stock.  Cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be paid by the Company to the Grantee at the time of payment to other stockholders of the Company; provided, however, in the case of stock dividends only, the stock received in connection with such shall be subject to the same vesting and forfeiture conditions as the shares of Restricted Stock to which such dividends relate.

Section 4.2 - Restrictions on Transfer.

Until such time that the Restricted Stock has vested pursuant to the terms of this Agreement, which vesting the Compensation Committee may in its sole discretion accelerate at any time, the Grantee shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock.  Notwithstanding anything contained herein to the contrary, the Compensation Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

Section 4.3 - Withholding.

Upon the vesting of the Award, the Grantee will be required to satisfy, through deduction or withholding from any payment of any kind otherwise due to the Grantee, or through such other arrangements as are satisfactory to the Compensation Committee, the minimum amount of all Federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting.  The Compensation Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their fair market value as of the vesting date of the Award (as determined by the Compensation Committee); provided, however, that the aggregate fair market value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

Section 4.4 - Certificates.

Any certificates representing the Stock delivered to the Grantee shall be subject to such stop transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission (the “Commission”), any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Compensation Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Compensation Committee deems appropriate.

Section 4.5 - Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware other than its laws regarding conflicts of law (to the extent that the application of the laws of another jurisdiction would be required thereby).  The Company shall have final authority to interpret and construe this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and the Grantee’s legal representative in respect of any questions arising under this Agreement.

Section 4.6 - Notices.

Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at 114 West 41st St., New York, New York 10036, and to the Grantee at the Grantee’s home address as of the date of this Agreement or at such other address as either party may hereafter designate in writing to the other by like notice.

Section 4.7 - Delivery of Documents.

The Grantee agrees that the Company may deliver by email all documents relating to the Award and all other documents that the Company is required to deliver to its security Grantees (including, without limitation, disclosures that may be required by the Commission).  The Grantee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a website, it shall notify the Grantee by email or such other reasonable manner as then determined by the Company.

Section 4.8 - Effect of Agreement.

Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.  This Agreement shall only become effective and binding on the Company in the event Grantee shall have executed and delivered this Agreement to the Company.

Section 4.9 - Compliance With Laws.

The obligation of the Company to deliver Stock upon vesting of any portion of the Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of the Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling any shares of Stock pursuant to the Award unless such shares have been properly registered for sale with the Commission pursuant to the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.  The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold pursuant to this Agreement.  If the shares of Stock offered for sale or sold pursuant to this Agreement are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

Section 4.10 - Clawback or Recoupment Policy.

Notwithstanding anything contained herein to the contrary, the Award shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board, and in each case, as may be amended from time to time.  Any such policy adoption or amendment shall in no event require the prior consent of the Grantee.

Section 4.11 - No Liability of Committee Members.

No member of the Compensation Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Compensation Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Compensation Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the grant of the Award may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Award unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 4.12 - Payments Following Accidents or Illness.

If the Compensation Committee shall find that the Grantee is unable to care for his affairs because of illness or accident or has died, then any payment due to the Grantee or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Compensation Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Compensation Committee to be a proper recipient on behalf of the Grantee.  Any such payment shall be a complete discharge of the liability of the Compensation Committee and the Company therefor.

Section 4.13 - Reliance on Reports.

Each member of the Compensation Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and any subsidiaries or affiliates and upon any other information furnished in connection with this Agreement by any person or persons other than such member.

Section 4.14 - Amendment.

The Board or the Compensation Committee, at any time, and from time to time, may amend the terms of the Award; provided, however, that the Grantee’s rights to the Award shall not be impaired by any such amendment unless the Grantee consents in writing.

Section 4.15 - No Right to Continued Employment.

The Grantee shall not have any claim or right to be selected for a grant of any other Award.  Nothing in this Agreement shall be deemed to confer on the Grantee any right to continued employment with the Company or any of its subsidiaries or affiliates.

Section 4.16 - Entire Agreement.

Except as otherwise specified herein, this Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings, agreements, correspondence, and term sheets of or between the Company and the Grantee with respect to the subject matter hereof.

*           *           *

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer, and the Grantee has hereunto set the Grantee’s hand on the date indicated below.

HAMPSHIRE GROUP, LIMITED

By:       /s/ Maura M. Langley
Name:  Maura M. Langley
Title:    Chief Financial Officer

/s/ Heath L. Golden
Heath L. Golden

Date: August 25, 2011